Exhibit 10.3

AGREEMENT OF SALE

between

AIRCAST, LLC,

a Delaware limited liability company,

Seller

and

HAMPSHIRE GLOBAL PARTNERS, LLC,

a New Jersey limited liability company

Purchaser

Dated: May 7, 2007

AGREEMENT OF SALE

This AGREEMENT OF SALE (this “Agreement”) is dated as of May 7, 2007, between AIRCAST, LLC, a Delaware limited liability company, having an office at c/o DJO Incorporated, 1430 Decision Street, Vista, California 92081-8553 (“Seller”), and HAMPSHIRE GLOBAL PARTNERS, LLC, a New Jersey limited liability company, having an office at 10 DeHart Street, Morristown, New Jersey 07960 (“Purchaser”).

Preliminary Statement

Seller is the owner in fee simple of certain lands situated in the Borough of New Providence, County of Union, and State of New Jersey, consisting of Block 220, Lot 26 on the Borough of New Providence Tax Map, containing approximately 5.77 acres, more commonly known as 691 Central Avenue, and being more particularly described on Exhibit A annexed hereto (the “Lands”), (b) the building, fixtures and other improvements presently located on the Lands (collectively the “Improvements”), (c) all easements, rights and appurtenances relating to the Lands and the Improvements (the “Rights”), and (e) all licenses, permits, plans, specifications, operating manuals, guarantees and warranties relating to the Lands and the Improvements, but excluding any of the foregoing relating to the business conducted by Seller or its affiliates within the Lands and Improvements (the “Intangible Property”).

Subject to the terms and conditions of this Agreement, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Lands, the Improvements, the Rights, and, if and to the extent assignable by Seller, the Intangible Property (all such property intended to be sold, conveyed, transferred or assigned by Seller to Purchaser being herein called the “Property”).

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, and intending to be legally bound, Seller and Purchaser hereby agree as follows:

ARTICLE 1

Definitions; Construction

1.1           Definitions.  As used in this Agreement, the following terms have the following respective meanings:

“Actual Knowledge” means the current actual knowledge of Don Roberts or Luke Faulstick, and does not include constructive knowledge or the obligation to make inquiry.

“Closing” has the meaning specified in Section 7.1.

“Closing Date” has the meaning specified in Section 7.1.

“Deposit” means the monies paid pursuant to clause (a) of Section 3.2.

“Due Diligence Period” means the period commencing on the Effective Date and expiring on the first business day occurring thirty (30) days after the Effective Date.

“Effective Date” means the date that this Agreement is signed by Seller or Purchaser, whichever is later, regardless of the date that this Agreement is signed by Escrow Agent.

“Environmental Documents” has the meaning specified in Section 4.1.

“Escrow Agent” means Eddington Title Agency, LLC, or any substitute escrow agent appointed hereunder.

“Hazardous Substance” means any substance, chemical or waste that is listed as hazardous, toxic or dangerous under Legal Requirements.

“Improvements” has the meaning specified in the Preliminary Statement.

“Intangible Property” has the meaning specified in the Preliminary Statement.

“Lands” has the meaning specified in the Preliminary Statement.

“Legal Requirements” means all laws, statutes, codes, ordinances, orders, regulations and requirements of all federal, state, county and municipal governments, departments, boards, authorities, agencies, officials and officers.

“Permitted Exceptions” has the meaning specified in Section 2.2.

“Purchase Price” has the meaning specified in Section 3.1.

“Purchaser” has the meaning specified in the introductory paragraph of this Agreement and includes any permitted assignee of the Purchaser’s right, title and interest under this Agreement.

“Purchaser’s Broker” means NAI James E. Hanson, Inc.

“Purchaser’s Statement” has the meaning specified in Section 2.3.

“Related Parties” has the meaning specified in Section 5.4.

“Rights” has the meaning specified in the Preliminary Statement.

“Seller” has the meaning specified in the introductory paragraph of this Agreement.

“Seller’s Broker” means CB Richard Ellis, Inc.

“Seller’s Counsel” means Riker, Danzig, Scherer, Hyland & Perretti LLP.

“Taking” means any proceedings or negotiations instituted which do or may result in a taking by condemnation or eminent domain of the Property or any portion thereof or any threat or statement of intent to commence such proceedings made by any applicable authority in writing.

“Title Insurance Commitment” has the meaning specified in Section 2.3.

“Title Insurer” means Eddington Title Agency, LLC.

1.2           Drafting Ambiguities; Interpretation.  In interpreting any provision of this Agreement, no weight shall be given to, nor shall any construction or interpretation be influenced by, the fact that counsel for one of the parties drafted this Agreement, each party recognizing that it and its counsel have had an opportunity to review this Agreement and have contributed to the final form of same.  Unless otherwise specified (a) whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular; (b) the words “consent” or “approve” or words of similar import, mean the prior written consent or approval of Seller or Purchaser, as applicable; (c) the words “include” and “including”, and words of similar import, shall be deemed to be followed by the words “without limitation”; and (d) the Exhibits to this Agreement are incorporated herein by reference.

ARTICLE 2

Sale of Property; Title; Defects

2.1           Sale of Property.  Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, convey, transfer and assign to Purchaser, and Purchaser hereby agrees to purchase and acquire from Seller, Seller’s interest in the Property.

2.2           Title to Lands and Improvements.  Title to the Lands and Improvements shall be good, marketable and insurable at regular rates by the Title Insurer subject only to (a) the exceptions set forth on Exhibit B annexed hereto, (b) those additional exceptions to which Purchaser does not object or which Purchaser waives pursuant to Section 2.3 hereof, (c) all matters that arise out of actions of Purchaser or its agents, representatives or contractors, and (d) the printed exclusions in the Title Insurance Commitment (collectively, the “Permitted Exceptions”).

2.3           Title Defects.  Purchaser shall furnish to Seller on or before the date which is fourteen (14) days after the Effective Date, a title commitment with respect to the Lands and Improvements prepared by the Title Insurer (the “Title Insurance Commitment”), and copies of all recorded documents noted in Schedule B of the Title Insurance Commitment, together with a statement specifying any defects in title which are not Permitted Exceptions (“Purchaser’s Statement”).  In the event that Purchaser shall fail to deliver Purchaser’s Statement to Seller prior to the date set forth above, Purchaser shall be deemed to have waived its right to raise any title objections that existed as of such date.  Seller shall have no obligation to remove any defects to title except for monetary liens which were voluntarily created by Seller.  If Purchaser provides timely notice of any title objections to Seller, Seller shall, within ten (10) days after receipt of Purchaser’s Statement, notify Purchaser whether Seller agrees to use commercially reasonable efforts to cause any title objections raised by Purchaser to be omitted from the Title Insurance Commitment, or insured over with affirmative insurance from the Title Insurer, prior to the Closing.  If Seller does not deliver to Purchaser within such ten (10) day period written notice agreeing in writing to use commercially reasonable efforts to cause such title objections to be removed from the Title Insurance Commitment, then Seller shall be deemed to have elected not to cause any such title objections to be removed from the Title Insurance Commitment, and subject to Section 2.4 below, Purchaser’s sole right and remedy shall be to either (a) waive the title objections which Seller has not agreed to use commercially reasonable efforts to cure, and close title without abatement or reduction of the Purchase Price, or (b) terminate this Agreement, in ether case upon notice to Seller given prior to the expiration of the Due Diligence Period.  If Purchaser elects to terminate this Agreement, the Deposit shall be returned to Purchaser, and upon such return, except as expressly provided herein, this Agreement and all rights and obligations of the respective parties hereunder shall be null and void.  If Purchaser does not notify Seller of its election to terminate this Agreement within such period, Purchaser shall conclusively be deemed to have waived its right of termination on account of such defect which Seller has not agreed to use commercially reasonable efforts to cure.

2.4           Right to Pay Off Monetary Encumbrances.  Seller shall have the right to pay off any monetary encumbrances against the Property on the Closing Date out of the cash then payable, provided (i) in the case of liens held by institutional lenders, a payoff letter reasonably acceptable to the Title Insurer is delivered at the Closing, and (ii) in the case of other liens, recordable instruments of release or discharge of such encumbrances in form and substance reasonably satisfactory to the Title Insurer are then delivered to Purchaser or the Title Insurer, and the Title Insurer agrees to delete such encumbrance from the fee policy to be issued to Purchaser and from any loan policy to be issued to Purchaser’s mortgagee.  Seller shall pay the cost of canceling or discharging all such monetary encumbrances.

ARTICLE 3

Purchase Price; Payment Terms

3.1           Purchase Price.  The aggregate purchase price (the “Purchase Price”) for the Property shall be Three Million Seven Hundred and Fifty Thousand and 00/100 Dollars ($3,750,000).

3.2           Payment of Purchase Price.  The Purchase Price shall be paid as follows:

(a)           simultaneously with the full execution of this Agreement, the sum of $175,000 shall be paid by Purchaser to the Escrow Agent, by check (subject to collection) or by wire transfer, plus any interest earned thereafter (the “Deposit”), to be held pursuant to the provisions of Section 3.3 hereof, which Deposit shall be non-refundable except as provided herein; and

(b)           upon the Closing, a sum equal to the balance of the Purchase Price, plus or minus any net closing adjustments provided herein, shall be payable by wire transfer of immediately available funds.

3.3           Escrow Terms.

(a)           The Deposit shall be held in escrow by Escrow Agent in an interest bearing account until disbursed as herein provided.  Any interest accrued on the Deposit shall be paid to whichever party is entitled to the Deposit in accordance with the provisions of this Agreement.  Seller and Purchaser agree that the Deposit shall be non-refundable after the expiration of the Due Diligence Period unless this Agreement is terminated pursuant to a provision which expressly states that the Deposit shall be refunded to Purchaser.  Interest accrued on the Deposit shall be credited to Purchaser at the Closing, if this transaction closes.  The Deposit shall be held and disbursed by Escrow Agent in the following manner:

(i)            to Seller at the Closing; or

(ii)           to Seller upon receipt of written demand therefor, stating that either (x) this Agreement has been terminated pursuant to a provision herein which states that Seller is entitled to the Deposit upon termination, and certifying the basis for such termination, or (y) Purchaser has defaulted in the performance of Purchaser’s obligations under this Agreement and the facts and circumstances underlying such default; provided, however, that Escrow Agent shall not honor such demand until at least five (5) business days after it has delivered a copy of such demand to Purchaser, nor thereafter if Escrow Agent shall have received written notice of objection from Purchaser in accordance with the provisions of clause (b) of this Section 3.3; or

(iii)          to Purchaser upon receipt of written demand therefor, stating that either (x) this Agreement has been terminated pursuant to a provision herein which states that Purchaser is entitled to the Deposit upon termination, and certifying the basis for such termination, or (y) Seller has defaulted in performance of Seller’s obligations under this Agreement and the facts and circumstances underlying such default; provided, however, that Escrow Agent shall not honor such demand until at least five (5) business days after it has delivered a copy of such demand to Seller, nor thereafter if Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of clause (b) of this Section 3.3.

(b)           Upon receipt of written demand for the Deposit by Purchaser or Seller pursuant to clause (ii) or (iii) of Section 3.3(a), Escrow Agent shall promptly send a copy thereof to the other party.  The other party shall have the right to object to the delivery of the Deposit by sending written notice of such objection to Escrow Agent within five (5) business days after the objecting party’s receipt of such notice from the Escrow Agent, but not thereafter.  Such notice shall set forth the basis for objecting to the delivery of the Deposit.  Upon receipt of such notice, Escrow Agent shall promptly send a copy thereof to the party who made the written demand.

(c)           In the event of any dispute between the parties regarding the Deposit, Escrow Agent, at its option, may disregard all instructions received and either (i) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of this fact in writing by both Seller and Purchaser, or Escrow Agent is otherwise instructed by a final unappealable judgment of a court of competent jurisdiction, or (ii) deposit the Deposit into a court of competent jurisdiction (whereupon Escrow Agent shall be released and relieved of any and all liability and obligations hereunder from and after the date of such deposit).

(d)           In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, or instructions which conflict with any of the provisions of this Agreement, Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than to keep safely the Deposit until Escrow Agent shall be instructed otherwise in writing signed by both Seller and Purchaser, or by final unappealable judgment of a court of competent jurisdiction.

(e)           Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that any modification of this Agreement shall be signed by Escrow Agent, Purchaser and Seller.

(f)            Seller and Purchaser shall jointly and severally hold Escrow Agent harmless against any loss, damage, liability or expense incurred by Escrow Agent not caused by its willful misconduct or gross negligence, arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability or participating in any legal proceeding.  Escrow Agent may consult with counsel of its choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(g)           Escrow Agent may resign at will and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that (i) prior to such resignation a substitute escrow agent is approved in writing by Seller and Purchaser, which approval shall not be unreasonably withheld or delayed, or (ii) Escrow Agent shall deposit the Deposit with a court of competent jurisdiction.  After such resignation, Escrow Agent shall have no further duties or liability hereunder, except for its willful misconduct or gross negligence.

(h)           Purchaser and Seller, together, shall have the right to terminate the appointment of Escrow Agent hereunder by giving to it notice of such termination, specifying the date upon which such termination shall take effect and designating a replacement Escrow Agent, who shall sign a counterpart of this Agreement or an amendment hereto.  Upon demand of such successor Escrow Agent, the Deposit shall be turned over and delivered to such successor Escrow Agent, who shall thereupon be bound by all of the provisions hereof.

(i)            Seller and Purchaser shall share equally the responsibility for reimbursement to Escrow Agent of all out-of-pocket expenses, disbursements and advances incurred or made by Escrow Agent in connection with the carrying out of its duties hereunder, unless otherwise specified herein.

(j)            Escrow Agent’s agreements and obligations hereunder shall terminate and Escrow Agent shall be discharged from further duties and obligations hereunder upon final payment of the Deposit in accordance with the terms of this Agreement.

3.4           Federal Tax Identification Numbers.  Purchaser represents that its federal tax identification number is 22-3845887.  Purchaser’s tax identification number shall be used for tax reporting purposes with respect to the account where the Deposit is held.

ARTICLE 4

Termination Rights; Approvals; Contingencies.

4.1           Due Diligence.  Purchaser shall have the right, during the Due Diligence Period, to inspect the Property and to investigate existing zoning, the physical and environmental condition of the Property, the adequacy of existing utilities and any other factors Purchaser deems relevant in determining whether to purchase the Property.  Within two (2) business days after the Effective Date, Seller shall make available to Purchaser at the offices of Seller’s Counsel in Morristown, New Jersey all documentation in possession of Seller’s Counsel relating to environmental conditions at the Property (the “Environmental Documents”) and shall make available to the Purchaser’s environmental and property condition consultants at the Property a person in Seller’s employ knowledgeable about the Property’s use by Seller, and Seller’s counsel shall deliver to Purchaser’s counsel a copy of Seller’s current title policy and survey relating to the Property.  For purposes of conducting such inspections and studies, Purchaser shall have access to the Property at all reasonable times, subject to Section 4.2 below.  If for any reason (including but not limited to Purchaser’s discovery during the Due Diligence Period of additional areas of environmental concern not previously identified by Philips Electronics North America Corporation (“PENAC”) in the course of its investigation or remediation of the Property pursuant to the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et al. (“ISRA”) or the absence of documentation evidencing PENAC’S responsibility to remediate the Property) or for no reason Purchaser is not satisfied with the results of its investigations, Purchaser may terminate this Agreement on notice to Seller and Escrow Agent given within the Due Diligence Period.  In the event of such termination, the Deposit, shall be returned to Purchaser, whereupon, except as expressly provided in this Agreement, all rights and obligations of the respective parties hereunder shall be null and void.  If Purchaser does not deliver such notice of termination pursuant to this Section 4.1 within the Due Diligence Period, Purchaser shall conclusively be deemed to have waived its right of termination under this Section 4.1.  Purchaser may, in its sole discretion, waive the balance of the Due Diligence Period at any time prior to the end of the Due Diligence Period by notifying Seller, in writing, in which instance the Due Diligence Period will be deemed to have expired.

4.2           Right of Entry.  Seller shall permit Purchaser and its agents and consultants access to the Property from time to time upon reasonable notice to Seller for the purpose of undertaking surveys and engineering, environmental, soils, wetlands and other similar tests and studies, provided Purchaser promptly repairs any damage to the Property caused by such entry and restores the Property to the condition that existed prior to such entry.  Purchaser shall hold and save Seller and the Related Parties harmless from and against any and all loss, liability, cost, damage, injury or expense arising out of or in any way related to the acts or omissions of Purchaser, its agents, employees and consultants, relating to any such entry.  Notwithstanding the foregoing, Purchaser shall not have the right to conduct any soil sampling or other intrusive testing without the prior consent of Seller, which Seller consent Seller shall not unreasonably withhold, condition or delay.  Prior to any entry onto the Property hereunder, Purchaser shall furnish to Seller evidence that Purchaser and consultants entering the Property have procured comprehensive liability insurance from an insurer authorized to do business in the State of New Jersey which is reasonably acceptable to Seller protecting Seller from claims for bodily injury or death in single limit amount of not less than $1,000,000, naming Seller as an additional insured.  The indemnity, repair and restoration obligations set forth in this Section 4.2 shall survive the Closing or termination of this Agreement

4.3           ISRA.  (a)  Purchaser and Seller acknowledge that the Property is the subject of an ongoing remediation being conducted by PENAC pursuant to a number of ISRA triggers (collectively, “ISRA Case No. 88717”) and in accordance with an Administrative Consent Order, dated August 4, 1988, as may have been amended (the “ACO”) and that subject to Purchaser’s right to cancel during the Due Diligence Period, Purchaser is willing to accept the Property in its present environmental condition with no recourse toward Seller or its Related Parties.  Purchaser and Seller further acknowledge that the transaction being contemplated herein (the “Transaction”) will once again give rise to the requirement to comply with ISRA.  Within five (5) days of execution of this Agreement, Seller shall prepare and submit to the New Jersey Department of Environmental Protection (“NJDEP”) an ISRA General Information Notice for the Transaction and Seller shall promptly thereafter take all steps necessary to apply to NJDEP for an ISRA Remediation In Progress Waiver allowing the Transaction to be consummated without further ISRA compliance by Seller or Purchaser.  In the event that NJDEP does not approve the Remediation In Progress Waiver prior to the expiration of the Due Diligence Period, either party can request an extension of the Closing Date of up to 60 days for Seller to continue pursuing NJDEP approval of the Remediation In Progress Waiver.  In the event written approval of the Remediation In Progress Waiver is not obtained, received by Seller and delivered to Purchaser by the end of the 60-day extension period, then either Purchaser or Seller may terminate this Agreement, provided however, if either party elects not to terminate this Agreement then that party shall obtain an ACO Amendment, post the Remediation Funding Source if NJDEP requires one in order to permit the Closing to occur, and take any other pre- or post-Closing steps required by NJDEP to allow the Closing to occur.

(b)           In the event this Agreement is terminated by either party pursuant to this Section 4.3, the Deposit shall be refunded to Purchaser, whereupon, except as provided herein, this Agreement and all rights and obligations of the parties hereunder shall be null and void.

4.4           Post Closing Access.  Purchaser acknowledges that PENAC will need access to the Property in order to complete ISRA Case No. 8871 and Purchaser shall cooperate with PENAC and grant access to PENAC on terms set forth in the Access Agreement attached hereto as Exhibit G or some other form thereof with terms mutually agreeable to Purchaser and PENAC, provided however, that Closing shall not be conditioned, delayed or otherwise affected by the failure of Purchaser and PENAC to enter into an access agreement.

4.5           Confidentiality; Test Results.  (a)  All information obtained by Purchaser or its representatives relating to the Property or the transactions contemplated hereby shall be treated as confidential information.  Purchaser shall not disclose any information obtained by Purchaser, including, without limitation, the results of environmental inspections or analysis, to any party without obtaining Seller’s prior written consent, except that Purchaser may disclose such information to its consultants, attorneys and prospective lenders engaged in the review of same and may disclose the existence of this Agreement to prospective purchasers and/or tenants; provided such consultants, attorneys, prospective lenders, purchasers and tenants agree to the confidentiality provisions herein.  Notwithstanding the foregoing, Purchaser shall have the right to disclose confidential information to third parties if such disclosure relates to an unreported discharge from an underground storage tank or if such disclosure is required by an order of a court of competent jurisdiction, provided that Purchaser delivers reasonable advance notice thereof to Seller.

(b)           In the event this Agreement is terminated for any reason, Purchaser shall deliver to Seller, within ten (10) days after receipt of a written demand therefor from Seller, copies of all reports, studies, data, surveys, title reports, concept plans, site plans and specifications in Purchaser’s possession or under its control with respect to the Property, unless same contain Purchaser’s proprietary or confidential information in which case same shall not be provided to Seller, and, upon  Seller’s request, shall assign to Seller all of Purchaser’s right, title and interest therein, without warranty as to title or as to the accuracy or completeness thereof.

ARTICLE 5

Representations and Warranties

5.1           Seller’s Representations and Warranties.  As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser that:

(a)           Seller is a limited liability company, duly organized and validly existing under the laws of the State of Delaware, is qualified to transact business in the State of New Jersey, has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated, and the execution and delivery hereof and the performance by Seller of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Seller is a party or by which it or the Property are bound;

(b)           Except for compliance with ISRA, the execution, delivery and performance of this Agreement by Seller and the consummation of the transaction contemplated hereby in the manner contemplated herein will not, to Seller’s Actual Knowledge, violate any provision of any Legal Requirement to which Seller or the Property is subject, or violate any judgment, order, writ, injunction or decree of any court applicable to Seller or the Property;

(c)           This Agreement is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally;

(d)           Subject to compliance with ISRA, the execution, delivery and performance of this Agreement and the documents to be executed and delivered by Seller at the Closing pursuant to Section 7.2 do not require the consent or authorization of any governmental or private party or body other than any approvals or consents of Seller’s directors, members, managers, shareholders or partners which have been obtained;

(e)           Except as disclosed in the Environmental Documents and with the exception of ISRA Case No. 88717, to the Actual Knowledge of Seller, there are no proceedings at law or in equity before any court, grand jury, administrative agency or other investigative body, or governmental department, commission, board, agency, bureau or instrumentality of any kind affecting Seller or the Property that (i) involve the validity or enforceability of this Agreement, (ii) enjoin or prevent or threaten to enjoin or prevent the performance of Seller’s obligations hereunder, or (iii) relate specifically to the Property or the title thereto, and Seller has not been served with process in any such proceeding;

(f)            Seller is not a party to any contract of sale, option to purchase, right of first refusal or first offer, lease or occupancy agreement in force or effect with respect to the Property, or any part thereof, recorded or unrecorded;

(g)           Seller has not received notice from any governmental authority that there are any violations of law, including environmental laws, zoning laws and building codes, with respect to the Property, or, except as disclosed in the

Environmental Documents and with the exception of ISRA Case No. 88717, that there are any Hazardous Substances at the Property in excess of governmental tolerances;

(h)           Seller has not received any notice of any condemnation proceeding or other proceeding in the nature of eminent domain with respect to the Property;

(i)            All sums payable by reason of any labor or materials heretofore furnished to, or on behalf of, Seller with respect to the Property have been, or in the ordinary course of business prior to the Closing Date will be, paid, and Seller knows of no material dispute in connection therewith;

(j)            To Seller’s Actual Knowledge, neither the Lands nor the Improvements is subject to or has been granted any abatement from real estate taxes during the period of Seller’s ownership;

(k)           Except as may be disclosed in the Environmental Documents and with the exception of ISRA Case No. 88717, Seller has not received any written notice of violation from any governmental agency, entity, department or authority having jurisdiction over the Property;

(l)            Don Roberts and Luke Faulstick are the persons at Seller with the most actual knowledge relating to the representations contained in this Section 5.1, and there are no other persons now or recently affiliated with the Seller who have or are likely to have knowledge related to the representations contained in this Section 5.1 greater than Don Roberts and Luke Faulstick.

5.2           Material Changes in Representations and Warranties.  (a)  Seller and Purchaser shall promptly inform the other of any material change in any of Seller’s representations or warranties of which it has knowledge.  If before the Closing Seller acquires knowledge, or notice from Purchaser, of any condition which constitutes a material change in any of the representations and warranties set forth in Section 5.1, Seller shall have the right (but not the obligation) to cure such condition before the Closing.  Seller shall notify Purchaser within ten (10) days after Seller first acquires knowledge or receives notice from Purchaser of the existence of such condition whether Seller will diligently pursue the cure of such condition prior to the Closing Date, provided that Seller shall have the right to extend the Closing Date from time to time, for no longer than ninety (90) days in the aggregate, to enable Seller to complete such cure.

(b)           Subject to the provisions of clauses (a) and (c) of this Section 5.2, provided such material change is not the result of the willful conduct of Seller, Purchaser’s exclusive remedy in the event there is a material change in the representations and warranties shall be the termination of this Agreement.  If Purchaser desires to terminate this Agreement due to a material change in any representation or warranty, Purchaser shall notify Seller (i) within ten (10) days after receipt of a notice from Seller advising that Seller will not cure such material change, or (ii) if Seller has previously notified Purchaser that it intends to cure such material change, within ten (10) days after the earlier to occur of (A) Seller’s notification to Purchaser that it is unable to complete such cure, or (B) the expiration of the ninety (90) day period set forth in Section 5.2(a) if Seller has failed to complete such cure within such time period, whereupon, except as expressly provided herein, this Agreement and all rights and obligations of the respective parties hereunder shall be null and void.  If Purchaser does not terminate this Agreement within the time period set forth above, Purchaser shall be deemed to have accepted such condition.

(c)           In the event any of the representations and warranties of Seller shall be determined to be untrue as a result of, directly or indirectly, Purchaser’s due diligence investigation (or that of any of Purchaser’s agents, employees or consultants), and/or the information learned as a result thereof, then, if Purchaser does not terminate this Agreement pursuant to clause (b) above, such change shall be incorporated and become part of the applicable representation or warranty so as to make same a true statement, the parties understanding that the Property is being sold “AS IS”.

5.3           Limitation on Seller’s Representations, Warranties, Covenants and Agreements.  PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER, NOR ANY AGENT OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER IS NOT LIABLE OR RESPONSIBLE FOR OR BOUND IN ANY MANNER BY, ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS, GUARANTEES, STATEMENTS, INFORMATION OR INDUCEMENTS PERTAINING TO THE PROPERTY OR ANY PART THEREOF, TITLE TO THE PROPERTY, THE PHYSICAL CONDITION THEREOF, THE FITNESS AND QUALITY THEREOF, THE VALUE AND PROFITABILITY THEREOF, OR ANY OTHER MATTER OR THING WHATSOEVER WITH RESPECT THERETO.  PURCHASER ACKNOWLEDGES, AGREES, REPRESENTS AND WARRANTS THAT AS OF THE CLOSING DATE IT WILL HAVE HAD SUCH ACCESS TO THE PROPERTY AND SUCH OTHER MATTERS AND TO INFORMATION AND DATA RELATING TO ALL OF SAME AS PURCHASER HAS CONSIDERED NECESSARY, PRUDENT, APPROPRIATE AND/OR DESIRABLE FOR THE PURPOSES OF THIS TRANSACTION AND, WITHOUT LIMITING THE FOREGOING, THAT PURCHASER AND ITS AGENTS AND REPRESENTATIVES AS OF THE CLOSING DATE WILL HAVE HAD THE OPPORTUNITY TO INDEPENDENTLY INSPECT, EXAMINE, INVESTIGATE, ANALYZE AND APPRAISE ALL OF SAME.  PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, PURCHASER IS PURCHASING THE PROPERTY, “AS IS” AT THE DATE HEREOF, AND AT THE CLOSING DATE.

5.4           Covenant Not to Sue Seller.  Purchaser, by paying the Purchase Price on the Closing Date, agrees that it will not commence any proceeding against Seller, Seller’s affiliates or any  their respective principals, officers, directors, employees or agents (collectively, the “Related Parties”) for any claims of liability against Seller or any of the Related Parties for or attributable to any condition of the Property, including, without limitation, claims or causes of action under any federal, state, county or local law, statute, judgment, order, regulation or requirement, or any common law, relating to environmental contamination of or emanating from the Property.  The provisions of this Section 5.4 shall survive the Closing.

5.5           Survival of Seller’s Representations and Warranties.  The representations and warranties contained in Section 5.1 are true, accurate and complete and not misleading in any material respect as of the date hereof.  Purchaser’s obligation to close title is conditioned upon such representations and warranties being be true, accurate and complete and not misleading in any material respect as of the Closing Date, subject to the provisions of Section 5.2.  The representations and warranties in Section 5.1 shall survive the Closing hereunder for a period of six (6) months.

5.6           Purchaser’s Representations and Warranties.  As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants that:

(a)           Purchaser is a duly organized and validly existing limited liability company under the laws of the State of New Jersey, is qualified to transact business in the State of New Jersey, and has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated, and the execution and delivery hereof and the performance by Purchaser of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Purchaser is a party or by which it is bound;

(b)           the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provisions of any Legal Requirement to which Purchaser is subject, or violate any judgment, order, writ, injunction or decree of any court applicable to Purchaser;

(c)           this Agreement is the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally;

(d)           no consent, authorization, license, permit, registration or approval of, or exemption or other action by any governmental or public body, commission or authority is required in connection with the execution and delivery by Purchaser of this Agreement; and

(e)           Purchaser has available to it unrestricted funds to pay the Purchase Price of the Property, and the Closing is not conditioned upon Purchaser obtaining mortgage or other financing.

5.7           Survival of Purchaser’s Representations and Warranties.  The representations and warranties contained in Section 5.6 are true, accurate and complete and not misleading in any material respect as of the date hereof.  Seller’s obligation to close title is conditioned upon such representations and warranties being be true, accurate and complete and not misleading in any material respect as of the Closing Date.  The representations and warranties in Section 5.6 shall survive the Closing hereunder for a period of six (6) months.

5.8           Other Covenants and Agreements.

(a)           If any governmental authority requires that certificates of occupancy, certificates of continued occupancy, smoke detector certifications or other inspection or occupancy certificates be obtained in connection with the conveyance of the Property to Purchaser, Seller shall, at its cost, apply for and obtain such documents and make any repairs, replacements, alterations and changes to the Property required in connection therewith prior to Closing, provided such cost does not exceed $5,000.  If such cost exceeds $5,000, Seller may terminate this Agreement on notice to Purchaser and Escrow Agent, unless Purchaser agrees, in writing, to be responsible for all costs in excess of $5,000.  In the event of such termination, the Deposit, shall be returned to Purchaser, whereupon, except as expressly provided in this Agreement, all rights and obligations of the respective parties hereunder shall be null and void.  Notwithstanding the above, the foregoing does not include, and Seller shall not be responsible to conduct any environmental remediation or restoration or obtain any environmental permits or approvals except as may be required pursuant to the terms and conditions of Article 4 of this Agreement.

(b)           Seller will not enter into contracts or agreements related to the operation or maintenance of the Property except in good faith and in the ordinary course of business and which provide that same may be terminated without cost to Purchaser on not more than thirty (30) days notice.

ARTICLE 6

Damage; Condemnation

6.1           Risk of Loss.  In the event of any fire or other casualty affecting the Property prior to the Closing Date, Seller shall promptly notify Purchaser thereof, describing the nature and extent thereof.  If such casualty would cost at least ten percent (10%) of the Purchase Price to repair, Purchaser may, at its election, at any time within fifteen (15) calendar days after receipt of notice of such casualty, terminate this Agreement by notice to Seller and Escrow Agent, whereupon the Deposit shall be refunded to Purchaser and, except as provided herein, neither party shall have any further rights against the other hereunder.  In the event Purchaser does not terminate this Agreement by reason of any such casualty within such fifteen (15) day period, or in the event that Purchaser does not have the right to so terminate this Agreement, then and in that event, the sale of the Property shall be consummated as herein provided and Seller shall assign to Purchaser on the Closing Date all of Seller’s right, title and interest in and to all insurance proceeds payable by reason of such casualty and shall pay over to Purchaser all amounts theretofore received by Seller in connection with such casualty, in each case, net of Seller’s costs reasonably incurred in obtaining such proceeds or restoring the Property.  Seller shall maintain its current insurance policies with respect to the Property in effect until the Closing.

6.2           Condemnation.  In the event of any Taking prior to the Closing Date, Seller shall promptly notify Purchaser thereof, describing the nature and extent thereof.  Purchaser may, at its election, at any time within fifteen (15) calendar days after receipt of notice of such condemnation, terminate this Agreement by notice to Seller and Escrow Agent, whereupon the Deposit shall be refunded to Purchaser and, except as provided herein, neither party shall have any further rights against the other hereunder.  In the event Purchaser does not terminate this Agreement by reason of any such Taking within such fifteen (15) day period, then and in that event, the sale of the Property shall be consummated as herein provided and Seller shall assign to Purchaser on the Closing Date all of Seller’s right, title and interest in and to all awards payable by reason of such Taking and shall pay over to Purchaser all amounts theretofore received by Seller in connection with such Taking, in each case, net of Seller’s costs reasonably incurred in obtaining such award or restoring the Property.

ARTICLE 7

Closing Date; Delivery of Documents

7.1           Closing Date.  The closing of the transaction contemplated hereby (“Closing”) shall be conducted on the first business day occurring fifteen (15) days after the expiration of the Due Diligence Period (the “Closing Date”), which Closing Date may be extended by either party for up to sixty (60) days pursuant to Section 4.3 hereof.  The Closing shall be conducted by mail at the offices of the Title Insurer, or at such place as the parties may otherwise agree.  Upon the Closing, possession of the Property shall be delivered to Purchaser, and Purchaser shall thence have the right to enjoy the rents, issues and profits therefrom.

7.2           Deliveries by Seller.  On the Closing Date, Seller shall deliver to Purchaser the following:

(a)           a bargain and sale deed with covenants against grantor’s acts for the Lands and Improvements, which shall be free and clear of tenancies or tenancy rights of third parties in possession, in the form of Exhibit C annexed hereto, duly executed and acknowledged by the Seller;

(b)           a duly executed assignment and assumption of Intangible Property in the form annexed hereto as
Exhibit D;

(c)           a duly executed affidavit of title in the form annexed hereto as Exhibit E;

(d)           a duly executed FIRPTA Affidavit of Seller in the form annexed hereto as Exhibit F;

(e)           evidence reasonably satisfactory to the Title Insurer that all consents and authorizations that are necessary for Seller to consummate this transaction have been obtained;

(f)            a duly executed affidavit of Seller’s residency status in form required for recording the deed;

(g)           a title closing statement showing all prorations to the Purchase Price; and

(h)           the tax bills for the Property, if available; and

(i)            the Remediation in Progress Waiver approval for the Transaction, unless waived pursuant to section 4.3(a); and

(j)            such other documents and instruments as Purchaser or Title Insurer may reasonably request to perfect title to any of the Property in Purchaser, provided Seller shall not be obligated to execute any document which increases its liability hereunder;

7.3           Deliveries by Purchaser.  On the Closing Date, Purchaser shall pay to Seller the Purchase Price (less the Deposit which shall be paid to Seller by the Escrow Agent, and plus or minus any net closing adjustments provided herein), and shall deliver to Seller the following documents:

(a)           a duly executed assignment and assumption of Intangible Property in the form annexed hereto as
Exhibit D;

(b)           evidence reasonably satisfactory to the Title Insurer that all necessary consents and authorizations for Purchaser to consummate this transaction have been obtained;

(c)           a title closing statement showing all prorations to the Purchase Price; and

(d)           such other documents and instruments as Seller or Title Insurer may reasonably request in order to carry out the purposes of this Agreement, provided Purchaser shall not be obligated to execute any document which increases its liability hereunder.

ARTICLE 8

Closing Adjustments

8.1           Adjustment Time.  All apportionments and adjustments shall be made as of 11:59 p.m. on the day preceding the Closing Date.

8.2           Description of Items to be Adjusted.  The following apportionments and adjustments shall be made:

(a)           real estate taxes assessed against the Lands and Improvements based upon the calendar year assessed shall be prorated;

(b)           water and sewer charges, if any, relating to the Property shall be prorated;

(c)           other income and expense from the Property of every type and nature shall be prorated.  If any of the foregoing cannot be apportioned at the Closing Date because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned as soon as practicable after the Closing Date.  Seller shall obtain final meter readings for any utilities as of the Closing Date and Seller shall be responsible for same;

(d)           Seller shall pay any special assessments assessed against the Lands and Improvements that are due and payable prior to the Closing Date.  All other special assessments shall be paid or assumed by Purchaser;

(e)           Seller shall pay the real estate transfer tax.  Any mansion tax (the 1% surcharge payable by upon the purchase of property for $1,000,000 or more) shall be paid by Purchaser, if applicable;

(f)            any fees for recording the deed and any title charges shall be paid by Purchaser;

(g)           any fees for the recording any discharges or cancellations of any liens or encumbrances which Seller is obligated to remove on the Closing Date shall be deducted from the Purchase Price and paid by Purchaser upon the recordation of such instrument;

(h)           Purchaser shall pay any title insurance charges, including search and premium fees;

(i)            any escrow fees shall be paid by Purchaser.

8.3           Final Adjustment of Real Estate Taxes.  If on the Closing Date final real estate tax bills for the calendar year in which the Closing occurs are not available and the real estate tax adjustment is based upon preliminary tax bills, a final tax adjustment shall be made within ten (10) days after the final tax bill is issued, and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other based upon such re-adjustment.  No such adjustments shall be made after December 1, 2007.

8.4           Errors in Closing Adjustments.  If after the Closing, the parties discover any errors in adjustments and apportionments, same shall be corrected as soon after their discovery as possible. The provisions of Sections 8.2, 8.3 and 8.4 shall survive the Closing, except that no adjustments shall be made later than December 1, 2007 unless prior to such date the party seeking the adjustment shall have delivered a written notice to the other specifying the nature and basis for such claim.

ARTICLE 9

Default; Remedies

9.1           Default by Purchaser.  Seller shall have the right to declare Purchaser to be in default under this Agreement prior to the Closing hereunder, by delivering written notice thereof to Purchaser, in the event of: (i) a default by Purchaser under this Agreement (other than a default described in clause (ii) or (iii) below) which remains uncured for ten (10) days after Seller’s notice to Purchaser thereof, unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, in which case Purchaser shall have such longer period as shall be necessary to cure such default, so long as Purchaser proceeds promptly to cure such default within such ten (10) day period, prosecutes such cure to completion with due diligence within fifteen (15) days and advises Seller of the actions which Purchaser is taking and the progress being made, (ii) a material breach of any representation or warranty by Purchaser expressly set forth in this Agreement, or (iii) the failure of Purchaser to close on a closing date for which time was of the essence.

9.2           Default by Seller.  Purchaser shall have the right to declare Seller to be in default under this Agreement prior to the Closing hereunder, by delivering written notice thereof to Seller, in the event of: (i) a default by Seller under this Agreement (other than a default described in clause (ii) or (iii) below) which remains uncured for ten (10) days after Purchaser’s notice to Seller thereof, unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, in which case Seller shall have such longer period as shall be necessary to cure such default, so long as Seller proceeds promptly to cure such default within such ten (10) day period, prosecutes such cure to completion with due diligence within fifteen (15) days and advises Purchaser of the actions which Seller is taking and the progress being made, (ii) a material breach of any representation or warranty by Seller expressly set forth in this Agreement, subject to the provisions of Section 5.2 hereof, or (iii) the failure of Seller to close on a closing date for which time was of the essence.

9.3           Remedies.

(a)           Of Seller.  If Seller fulfills its obligations hereunder but Purchaser defaults under this Agreement beyond any applicable cure period as provided in Section 9.1, Seller shall, as its sole and exclusive remedy, have the right to terminate this Agreement and receive the Deposit, and such payment shall constitute and be liquidated and agreed damages, whereupon the parties hereto shall be relieved of any further liability or obligation to each other, it being expressly understood that the receipt by Seller of such monies shall be the sole and exclusive right and remedy of Seller, and constitutes a fair and reasonable amount for the damage sustained by Seller by reason of Purchaser’s breach of this Agreement. Seller hereby waives and releases any right to seek specific performance against Purchaser; provided that the foregoing limitation on Seller’s remedies shall not, in any way, be deemed to limit Seller’s right to indemnification from Purchaser pursuant to Section 4.2 hereof.

(b)           Of Purchaser.  If Purchaser fulfills its obligations hereunder, but Seller defaults under this Agreement beyond any applicable cure period as provided in Section 9.2, Purchaser shall be entitled, as its sole and exclusive remedies, either (i) to specific performance or (ii) to terminate this Agreement and receive the Deposit.  In addition, only in the event that Purchaser elects to terminate this Agreement, Seller shall be liable to Purchaser for Purchaser’s transaction costs up to a maximum amount of $75,000 incurred in connection with this Agreement and the transaction contemplated hereby.  Except as provided otherwise, Seller shall not be liable to Purchaser for any damages, whether such damages are direct or consequential.

9.4           Limitation on Purchaser’s Remedies After Closing.  Notwithstanding any provision of this Agreement to the contrary or any provision of law or equity, if the Closing occurs, Purchaser shall have no recourse, claim, remedy or right against Seller, at law or in equity, to assert or maintain any action for damages, direct, consequential or otherwise, or any other remedy available at law or in equity, or to rescind this Agreement, as a result of any of the representations or warranties of Seller being untrue, inaccurate or misleading if Purchaser knew or is deemed to know that such representation or warranty was untrue, inaccurate or misleading at the time of the Closing.  Purchaser shall conclusively be deemed to have known that such representation or warranty was untrue, inaccurate or misleading if Purchaser or its directors, officers or employees, had actual knowledge or if this Agreement, any Exhibit hereto, any document furnished to Purchaser by Seller, or any third party, or any studies, tests, analysis, investigations or reports prepared by or for Purchaser, its employees, agents, attorneys, accountants, investors or other representatives contains information which is inconsistent with a representation or warranty or if such information reasonably would be discernable from a review of such information.  In addition, the representations and warranties of Seller are personal to Purchaser and may not be assigned to or enforced by any party other than Purchaser, except for an Affiliated Entity as defined in Section 10.2 below.

9.5           Limitation on Seller’s Damage After Closing. Subject to Section 9.4,   Purchaser agrees that, after the Closing, Seller shall be liable only for direct, but not consequential or punitive, damages resulting from a breach of any provision of this Agreement that survives the Closing; provided however, that (a) the total liability of Seller for all breaches shall not, in the aggregate exceed $200,000.00 and (b) the covenants, representations and warranties are personal to Purchaser and may not be assigned to or enforced by any other party, except for an Affiliated Entity as defined in Section 10.2 below..  Purchaser further agrees that no claim may or shall be made for any alleged breach under or relating to this Agreement unless the amount of such claims exceeds, individually or in the aggregate, the sum of $20,000 (at which point, subject to the above provisions, Seller shall be liable for all such damages caused thereby relating back to the first dollar of loss).

ARTICLE 10

Miscellaneous

10.1         Brokerage Commission and Finder’s Fee.  The parties agree that they have dealt with each other and not through any real estate broker, investment banker, person, firm or entity who would, by reason of such dealings be able to claim a real estate brokerage, business opportunity brokerage or finder’s fee as the procuring cause of this transaction, except the Seller’s Broker and the Purchaser’s Broker.  Each of the parties agrees to indemnify the other and hold the other harmless of and from any and all loss, cost, damage, injury or expense arising out of, or in any way related to, assertions, by any other person, firm or entity, of a claim to real estate brokerage, business opportunity brokerage or finder’s fee based on alleged contacts between the claiming party and the indemnifying party which have resulted in allegedly providing a broker or finder with the right to claim such commission or finder’s fee.  Seller agrees to pay the Seller’s Broker a commission if, as and when this transaction actually closes pursuant to a separate agreement.  Purchaser agrees to pay the Purchaser’s Broker a commission if, as and when this transaction actually closes pursuant to a separate agreement.  The provisions of this Section 10.1 shall survive the Closing.

10.2         Assignment.  Purchaser shall not assign this Agreement or any rights hereunder without the prior written consent of Seller, which consent Seller may grant or withhold in its absolute discretion.  Notwithstanding the foregoing, such consent shall not be required if Purchaser assigns this Agreement to an entity controlled by Purchaser or to an entity in which Purchaser or Purchaser’s affiliates own more than fifty percent (50%) of the stock or partnership, joint venture, membership or other unincorporated association interests in such entity (“Affiliated Entity”).  No assignment permitted hereunder shall relieve Purchaser from any liability under this Agreement.

10.3         Notices.  Any report, demand, notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered personally, by a recognized overnight national carrier service (such as Federal Express) for next Business Day delivery, by express mail, or by certified or registered mail, return receipt requested, first-class postage prepaid to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the other):

To Seller:

Aircast, LLC

c/o DJO Incorporated

1430 Decision Street

Vista, California 92081-8553

Attention:  Don Roberts

copy to:

Riker, Danzig, Scherer, Hyland & Perretti, LLP

Headquarters Plaza

One Speedwell Avenue, P.O. Box 1981

Morristown, NJ 07962-1981

Attention:  Nicholas Racioppi, Jr., Esq.

To Purchaser:

The Hampshire Companies

10 DeHart Street

Morristown, NJ  07960

Attention:  Mark S. Rosen

copy to:

Pepper Hamilton LLP

3000 Two Logan Square

18th and Arch Streets

Philadelphia, PA  19103

Attention:  Matthew J. Swett, Esq.

Any notice delivered to a party’s designated address by (a) personal delivery, (b) recognized overnight national courier service, or (c) registered or certified mail, return receipt requested, shall be deemed to have been received by such party at the time the notice is delivered to such party’s designated address.  Confirmation by the courier delivering any notice given pursuant to this Section 10.3 shall be conclusive evidence of receipt of such notice.  Each party hereby agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by any other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.  Any notice given by an attorney or a party shall be effective for all purposes.

10.4         Attorneys’ Fees.  In the event any action or proceeding is commenced to obtain a declaration of rights hereunder, to enforce any provision hereof, or to seek rescission of this Agreement for default contemplated herein, whether legal or equitable, the prevailing party in such action shall be entitled to recover its reasonable attorneys’ fees in addition to all other relief to which it may be entitled therein.  All indemnities provided for herein shall include, without limitation, the obligation to pay costs of defense in the form of court costs and reasonable attorneys’ and paralegal fees and disbursements.

10.5         Successors and Assigns.  Except as otherwise expressly provided in this Agreement, the terms, covenants, representations and conditions herein contained shall be binding upon and inure to the benefit of the successors, including but not limited to DJO, LLC in the event of a merger with Seller, and permitted assigns of the parties hereto.

10.6         Recordation.  This Agreement shall not be recorded and any recording shall be deemed a material default under this Agreement.

10.7         Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey.

10.8         Incorporation of Prior Agreements.  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or other written or oral agreement or undertaking pertaining to any such matter shall be effective for any purpose.

10.9         Modification of Agreement.  This Agreement may not be amended or modified, nor may any obligation hereunder be waived orally, and no such amendment, modification or waiver shall be effective for any purpose unless it is in writing and signed by the party against whom enforcement thereof is sought.

10.10       No Personal Liability.  No officer, director, partner, shareholder, member, manager, agent or employee of Seller or Purchaser shall be personally liable for any obligations of Seller or Purchaser hereunder, and no such party shall be named as a party in any suit alleging a default or breach of this Agreement.  Without limiting the generality of the foregoing, the individuals executing this Agreement on behalf of Seller and Purchaser, and the persons listed in Section 1.1 hereof to whose “Actual Knowledge” any representations are made hereunder, shall not be personally liable for any obligation hereunder, and shall not be named as a party in any lawsuit brought to enforce any provision of this Agreement.

10.11       Invalidity.  If any provision hereof shall be declared invalid by any court or in any administrative proceedings, then the provisions of this Agreement shall be construed in such manner so as to preserve the validity hereof and the substance of the transaction herein contemplated to the extent possible.  The captions and paragraph headings are provided for purposes of convenience of reference only and are not intended to limit, define the scope of, or aid in interpretation of any of the provisions hereof.

10.12       Counterparts; Fax Signatures.  This Agreement may be executed and delivered in several counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.  Counterparts of this Agreement may be delivered by facsimile, and the delivery of such facsimile counterparts shall be deemed to be fully binding on the parties.

10.13       Like-Kind Exchanges.  Seller and Purchaser agree that either party may elect to structure the purchase of the Property within the meaning of Section 1031 of the Internal Revenue Code by assigning its rights, but not its obligations, hereunder to qualified intermediary as provided in Income Tax Regulations Section 1.103(k)-1(g)(4) on or before the Closing Date, and the other party hereby agrees to cooperate therewith, provided that (a) the other party will not be required to incur any costs as a result of such like-kind exchange, (b) the Closing Date shall not be adjourned by reason thereof and such like kind exchange shall not delay consummation of this transaction, (c) the other party will incur no expense, liability obligation, in connection with said structuring, other than acknowledging and consenting to exchanging party’s assignment in connection with such exchange, (d) the other party shall have no obligation to take title to any real property in connection with such exchange, and (e) the other party shall make no representation or warranty in connection with, and shall have no responsibility for, compliance by such exchange with the Internal Revenue Code or any regulations thereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

AIRCAST, LLC

By:	/s/ VICKIE L. CAPPS
Name: Vickie L. Capps
Title: Chief Financial Officer

HAMPSHIRE GLOBAL PARTNERS, LLC

By:	/s/ MARK S. ROSEN
Name: Mark S. Rosen
Title: Senior Vice President

ACCEPTANCE BY ESCROW AGENT

Escrow Agent agrees to act as the Escrow Agent hereunder and to hold and disburse the Deposit in the manner provided in Section 3.3 hereof.

EDDINGTON TITLE AGENCY, LLC

By:
Name:
Title:

EXHIBIT A

THE LANDS

EXHIBIT B

TITLE EXCEPTIONS

1.                                       Lien for real estate taxes not yet due and payable.

2.                                       All Legal Requirements, and any site plan, subdivision, variance and other governmental approvals relating to the Property.

3.                                       Those matters set forth in Schedule B, items 2, 3, 4, 5, 6, and 7 of Owner’s Policy of Title Insurance No. 27-31-92-92221 issued by Fidelity National Title Insurance Company, dated December 27, 2004.

4.                                       Such state of facts as would be disclosed by an accurate survey of the Lands and Improvements.

EXHIBIT C

DEED

Record and Return to:	Prepared by:

Nicholas Racioppi, Jr., Esq

DEED

This Deed is made on                    , 2007, effective as of                   , 2007

BETWEEN AIRCAST, LLC, formerly known as AI Asset Acquisition Company LLC, a Delaware limited liability company,  having an address c/o DJO Incorporated, 1430 Decision Street, Vista, California 92081-8553,

referred to as the Grantor.

[                                                                           ], a [                                                     ], having an address at [                                                                   ],

referred to as the Grantee.

The word “Grantee” shall mean all Grantees listed above.

Transfer of Ownership.  The Grantor grants and conveys (transfers ownership of) the property described below to the Grantee free and clear of any tenancies or tenancy rights of third parties in possession.  This transfer is made for the sum of Three Million Seven Hundred and Fifty Thousand and 00/100 Dollars ($3,750,000.00).

The Grantor acknowledges receipt of this money.

Tax Map Reference.  (N.J.S.A. 46:15-1.1)  Municipality of Borough of New Providence, Block 220, Lot 26.  Account No.                         .

☐	No property tax identification number is available on the date of this Deed.
(Check box if applicable.)

Property.  The property consists of the land and all the buildings and structures on the land in the Borough of New Providence, County of Union and State of New Jersey.  The legal description is:

See description on Schedule A attached hereto and made a part hereof.

Promises by Grantor.  The Grantor promises that the Grantor has done no act to encumber the property, subject to easements and restrictions of record and such state of facts as an accurate survey of the property would reveal.  This promise is called a “covenant as to grantor’s acts” (N.J.S.A. 46:4-6).  This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).

Signatures.  This Deed is signed and attested to by the Grantor’s proper corporate officers as of the date at the top of the first page.

AIRCAST, LLC, formerly known as
AI Asset Acquisition Company LLC

By:
Name:
Title:

2

STATE OF	:
: SS.
COUNTY OF	:

Be it remembered that on                        , 2007,                         personally appeared before me, and this person acknowledged under oath, to my satisfaction that:

(a)                                  this person is the                          of Aircast, LLC, formerly known as AI Asset Acquisition Company LLC, the Grantor named in the attached document;

(b)                                 this person signed and delivered the attached document on behalf of such Grantor, with the full authority to do so by virtue of all requisite corporate authority;

(c)                                  this document was signed and made by the Grantor as its duly authorized and voluntary act and deed; and

(d)                                 the full and actual consideration paid, or to be paid for the within instrument, as such consideration is defined in P.L. 1968, c. 49, Sec. 1(c) is $3,750,000.

Notary Public

3

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), made as of this          day of [                   ], 2007, between AIRCAST, LLC, a Delaware limited liability company (“Seller”), and [                          ], a [                     ]  (“Purchaser”).

W I T N E S S E T H:

WHEREAS, by Agreement of Sale (the “Agreement”) dated as of [      ]     , 2007, between Seller and Purchaser, Seller agreed to sell to Purchaser Seller’s interest in and to certain real property and the buildings and other improvements thereon, described on Exhibit A annexed hereto (the “Property”); and

WHEREAS, the Agreement provides, inter alia, that on the Closing Date Seller shall assign to Purchaser all right, title and interest of Assignor, if and to the extent assignable, in and to licenses, permits, plans, specifications, operating manuals, guarantees and warranties relating to the Property, but excluding any of the foregoing relating to the business conducted by Seller or its affiliates within the Property (the “Intangible Property”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.             Assignment.  Seller hereby assigns, sets over and transfers to Purchaser all of its right, title and interest in and to the Intangible Property, to the extent assignable, without representation, warranty or covenant of any kind.

2.             Assumption.  Purchaser hereby assumes the obligations of Seller relating to the Intangible Property arising or accruing from and after the date hereof.

3.             Miscellaneous.  This Assignment and the obligations of the parties hereunder shall survive the Closing of the transactions referred to in the Agreement, shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, shall be governed by and construed in accordance with the laws of the State of New Jersey, and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the day and year first above written.

AIRCAST, LLC

By:
Name:
Title:

[	]

By:
Name:
Title:

2

EXHIBIT E

AFFIDAVIT OF TITLE

STATE OF	)
) ss.
COUNTY OF	)

[                                                   ] (hereinafter “I”) says under oath:

1.             Title.  I am the [                   ] of AIRCAST, LLC, a Delaware limited liability company (the “Company”).  I am fully familiar with the business of the Company. I am a citizen of the United States and at least eighteen (18) years old.  The statements contained in this Affidavit of Title are true to the best of my knowledge, information and belief.

2.             Authority.  The Company is the only owner of the property known and designated as  Block 220, Lot 26 on the Borough of New Providence, Union County, New Jersey Tax Map (this “Property”). The Property is today being conveyed by the Company to [                   ] (“Purchaser”).  This action, and the making of this Affidavit of Title, have been duly authorized by the Company by the written consent of those partners whose consent is required.  The Company is a duly organized and existing limited liability company of the State of Delaware authorized to do business in the State of New Jersey. The Company has not been dissolved.  The Company is not restrained from doing business nor has any legal action been taken for that purpose.  The Company has not used any other name except AI Asset Acquisition Company LLC.

3.             Ownership and Possession.  The Company has sole possession of the Property.  There are no tenants or other occupants on the Property.  The Company has owned the Property since December 27, 2004.  Since then no one has questioned its ownership or right to possession.  Except for its agreement with the Purchaser, it has not signed any contracts to sell the Property to any third party which remain in full force and effect, nor has it given anyone else any rights concerning the purchase or lease of the Property which remain in full force and effect.

4.             Encumbrances.  The Company is not aware that anyone has filed or intends to file a lien claim relating to the Property.  No construction work has been performed on the Property for at least the past four (4) months.  To the knowledge of the undersigned, there are no judgments against the Company, and those judgments shown on the attached judgment search, if any, are against entities with similar names to the Company.  No bankruptcy or insolvency proceedings have been started by or to the knowledge of the undersigned, against the Company, nor has the Company ever been declared bankrupt.

5.             Exceptions.  The only exceptions to the statements contained in this Affidavit of Title are as follows:

(i)            Any matters disclosed by that certain survey of the Property entitled, “                                    ”, prepared by                   , and dated                           ; and

(ii)           Any matters shown on schedule B-2 of that certain Commercial Commitment for Title Insurance No.                     issued by                        dated                 and revised as of the date hereof.

6.             Reliance.  The Partnership makes this Affidavit of Title in order to induce the Purchaser to accept a deed to the Property.  It is aware that the Purchaser relies upon the statements made in this Affidavit of title and their truthfulness.

Sworn and subscribed	AIRCAST, LLC
before me this
day of , 2007
By:
Name:
Title:
Notary Public

2

EXHIBIT F

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  To inform [                                      ] (“Transferee”) that withholding of tax is not required upon the disposition of a United States real property interest by AIRCAST, LLC (“Transferor”), I hereby certify the following:

1.             Transferor is not a “foreign person”, as such term is defined in the Internal Revenue Code and Income Tax Regulations.

2.             Transferor’s tax identification number is                                    .

3.             Transferor’s address is c/o DJO Incorporated, 2985 Decision Street, Vista, California 92081-8553.

4.             Transferor is not a disregarded entity as defined in Section 1.1445(b)(2)(iii) of the Income Tax Regulations issued pursuant to the IRC.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete.

Date:  [          ], 2007

AIRCAST, LLC

By:
Name:
Title:

EXHIBIT G

ACCESS AGREEMENT

See Attached